Exhibit 10.1

May 31, 2005

Mr. Jeffrey Mattern
Treasurer
NACCO Materials Handling Group, Inc.
650 Northeast Holladay Street, Suite 1600
Portland, OR 97232

RE:	(i) Restated and Amended Joint Venture and Shareholders Agreement dated April15, 1998 as amended from time to time (the “JV Agreement”);
(ii) International Operating Agreement dated April 15, 1998 as amended from time to time (the “Operating Agreement”);
(iii) Recourse and Indemnity Agreement dated October 21, 1998 as amended from time to time (the “R&I Agreement”)

Dear Jeff:

NACCO Materials Handling Group, Inc. (“NMHG”) and General Electric Capital Corporation (“GE Capital”) and all of their respective affiliates and subsidiaries which may be parties to any of the above-referenced agreements (collectively the “Agreements”) hereby agree that the “Base Term” (as that term is described in each of the respective Agreements) shall be extended and shall now expire on September 1, 2005 (“New Base Expiration Date”) and all of the duties and obligations of the parties under the Agreements shall continue unmodified and in full force and effect until such date. Accordingly, in conjunction with the extension of the Base Term to the New Base Expiration Date, the obligations of NMHG arising under (i) the Recourse for Wholesale Accounts set forth in Section 3.7 of the Operating Agreement; and (ii) the R& I Agreement, shall continue unmodified and in full force and effect through the New Base Expiration Date.

By their respective signatures below, NMHG and GE Capital each hereby agree to all of the extensions noted above.

GENERAL ELECTRIC CAPITAL CORPORATION

By:           /s/ Edward J. Simoneau
Edward J. Simoneau
Vice President and General Manager — Dealer Financial Services

NACCO MATERIALS HANDLING GROUP, INC.

By:          /s/ Jeffrey C. Mattern
Jeffrey C. Mattern
Treasurer